EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Announces (October 2022) Q1 2023 Financial Results

Reports Quarterly Revenue of US$7.8 Million & Highlights Recent Developments

Las Vegas, NV and VANCOUVER, B.C., CANADA (January 25, 2023) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operations-focused cannabis company, is pleased to announce financial results for the first quarter of fiscal year 2023 ended October 31, 2022 and to provide shareholders with an operational update. All financial information is provided in U.S. dollars unless otherwise indicated.

Q1 FY 2023 Summary & Comparison to Q1 FY 2022 (in Millions of US$)

	Q1 FY 2023	Q1 FY 2022
Revenue	$7.8	$7.6
Net Income/(Loss)	($3.0)	($0.7)
Adjusted EBITDA*	($1.6)	$0.8

Q1 FY 2023 (ended October 31, 2022) and Subsequent Highlights:

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Closed a $3 million unsecured convertible debt financing with Bengal Capital and Mindset Capital, two experienced cannabis-focused funds, and announced that Bengal Capital partner Josh Rosen would be joining the Company’s Board of Directors.

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Closed a merger with CraftedPlants NJ, Inc., an entity that holds a lease on a New Jersey commercial property with local cannabis-use approval for a retail location with nearly all merger consideration tied to successful completion of specific licensing and operational milestones. (See the Company’s December 22, 2022 press release for further details.)

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Commenced tenant improvement construction on the first of two Illinois adult-use dispensaries. The dispensary is located within the largest retail mall in Markham, Illinois, which has average daily traffic counts of more than 400,000 cars per day within a mile of the project location.

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Submitted New Jersey state license application in conjunction with BaM Body and Mind Dispensary NJ, Inc. f/k/a CraftedPlants NJ, Inc. Commenced design, architectural and planning work for the New Jersey location.

Management Commentary

“Our most recent quarter reflects our growth into new markets, continued focus on operations and funds committed to expanding Body and Mind as we continue to advance our priority projects in Illinois and New Jersey. Our goal is to drive our business forward with our current operations as we open new facilities in strong markets. Our development team has worked diligently with the city of Markham, Illinois and received all approvals to advance construction,” stated Michael Mills, CEO of Body and Mind. “We have been approved for a keystone location within the largest retail mall in Markham with over 400,000 cars per day passing within 1 mile of the new location. Demolition is complete and interior renovations of the space have commenced with an estimated opening in mid-spring of 2023. The new location will be a 3,400 square foot Body and Mind branded dispensary located near a large parking area in a prime location in the mall.”

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Q1 FY 2023 Financial Highlights:

•	Revenues for Q1 FY 2023 were $7.8 million, a 3.4% increase over Q1 FY 2022 revenues of $7.6 million.
•	Gross profit of $1.6 million for Q1 FY 2023 compared to a gross profit of $3.2 million for Q1 FY 2022.
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Q1 FY 2023 net operating loss was $2.0 million compared to Q1 FY 2022 net operating loss of $0.3 million. The change in net operating income was primarily impacted by increased business development expenses related to Illinois and New Jersey, license applications, new operation startup expenses and a decrease in flower pricing in Nevada.

•	Q1 FY 2023 net loss was $3.0 million (or basic and diluted loss per share of $0.03) compared to a Q1 FY 2022 net loss of $0.7 million (or basic and diluted loss per share of $0.01).
•	Adjusted EBITDA loss of $1.6 million for Q1 FY 2023 vs. Adjusted EBITDA of $0.8 million in Q1 FY 2022*.
•	Total Current Assets were $6.7 million, Total Assets were $29.0 million, Total Current Liabilities were $7.6 million and Total Liabilities were $21.9 million at October 31, 2022.
•	Subsequent to October 31, 2022, the company raised $3.0 million in unsecured convertible debt (See the Company's December 22, 2022 press release for further details.)

The Company had 146,636,974 common shares outstanding as of January 24, 2023.

For further details, please see the Company’s recent Form 10-Q filing on EDGAR at www.sec.gov/edgar/search, and the interim financial statements filed on SEDAR at www.sedar.com.

*Adjusted EBITDA is a Non-GAAP metric used by management that does not have any standardized meaning prescribed by U.S. GAAP and may not be comparable to similar measures presented by other companies. Management defines the Adjusted EBITDA as the Income (loss) from operations, as reported, before interest, taxes, and adjusted for removing other non-cash items, including stock-based compensation expense, gain on settlement, loss on impairment, depreciation, and further adjustments to remove acquisition related costs or gains. Management believes Adjusted EBITDA is a useful financial metric to assess its operating performance on a cash adjusted basis before the impact of non-cash items and acquisition activities. The most comparable financial measure calculated and presented in accordance with U.S. GAAP is net income (loss), which was presented above prior to the Adjusted EBITDA figure.

Net Profit/Loss	($2,952,795)
Interest Income	($18,000)
Interest	$381,423
Tax	$626,074
Depreciation/Amortization	$362,155
EBITDA	($1,601,183)

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EBITDA	($1,601,183)
Gain on settlement	0
Loss on impairment	0
Stock-based compensation	$32,458
Adjusted EBITDA	($1,568,725)

About Body and Mind Inc.

BaM is an operations-focused cannabis company with active retail operations in Ohio, Arkansas, Michigan and California, pending retail operations in Illinois and New Jersey, and craft cultivation and/or processing operations in Nevada, Ohio and Arkansas. We work daily to increase our market share through delighting customers while also continuing to hone our operational efficiencies to drive profits. We are primarily guided by the metric of return on investment. Currently, we believe the most significant return on investment projects in front of us are successful retail cannabis store launches in Illinois and New Jersey, which augment our existing retail footprint. We also believe that our team’s core operational skillsets will create significant future shareholder value as the cannabis industry matures.

Please visit www.bodyandmind.com for more information.

Instagram: @bodyandmindBaM

Twitter: @bodyandmindBaM

For further information, please contact:

Investor Relations

Jonathan Paterson

+1 203 862 0492

Jonathan.Paterson@HarborAccessLLC.com

Company Contact:

Michael Mills

CEO

Tel: 800-361-6312

ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

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Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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